Nationwide Advisory Retirement Income AnnuitySM Application for Individual Flexible Purchase Payment Variable Deferred Annuity Minimum Initial Purchase Payment of $25,000 Nationwide Life Insurance Company PO Box 36750, Louisville, KY 40233 • Phone: 866-667-0561 Express Mail: 10350 Ormsby Park Place, Louisville, KY 40223 Please submit all pages of the application. The IRS has declared that civil union partners and domestic partners are not considered spouses for purposes of federal tax law. Therefore the tax treatment provided by federal tax law to a surviving spouse is NOT currently available to a surviving civil union partner or surviving domestic partner. For information regarding federal tax laws, please consult a tax advisor. 1. Parties to the Contract (Please print) 1a. Contract Owner Name (First, MI, Last): Trust or Entity Name (if applicable): (Additional forms required. See the Application Enrollment packet.) Birth Date (MM/DD/YYYY): Sex: M F SSN/Tax ID: Street: City: State: ZIP: Email: Phone Number: Nationwide strives to provide excellent customer service to our Members. By providing your telephone number, you authorize the Nationwide Family of Companies to contact you via telephone using automated technology to assist you with your account. 1b. Joint/Contingent Owner Check one box only: Joint Owner (Joint Owner is limited to spouses unless such limitation is prohibited by the state. Available only with Non-Qualified Contracts.) Contingent Owner (Available only with Non-Qualified Contracts.) Name (First, MI, Last): Relationship to Contract Owner: Birth Date (MM/DD/YYYY): Sex: M F SSN/Tax ID: Address: Same address as Contract Owner or fill out address below Street: City: State: ZIP: Email: Phone Number: Nationwide strives to provide excellent customer service to our Members. By providing your telephone number, you authorize the Nationwide Family of Companies to contact you via telephone using automated technology to assist you with your account.

Parties to the Contract (continued) 1c. Annuitant Same as Contract Owner (Annuitant must be age 85 or younger.) An individual person must be named if the Contract Owner is a Trust or Entity. Name (First, MI, Last): Relationship to Contract Owner: Birth Date (MM/DD/YYYY): Sex: M F SSN/Tax ID: Address: Same address as Contract Owner or fill out address below Street: City: State: ZIP: Email: Phone Number: 1d. Spousal Protection/Co-Annuitant No added charge, part of the Death Benefit. Not available with CRTs (Charitable Remainder Trust). Must be age 85 or younger. With Spousal Protection, both spouses will automatically be Primary Beneficiaries. When the Contract Owner named in section 1a. is a natural owner, this feature requires that the Contract Owner and Annuitant be the same person. Same as Joint Owner Name (First, MI, Last): Birth Date (MM/DD/YYYY): Sex: M F SSN/Tax ID: Address: Same address as Contract Owner or fill out address below Street: City: State: ZIP: Email: Phone Number: 1e. Contingent Annuitant (Must be age 85 or younger.) Name (First, MI, Last): Birth Date (MM/DD/YYYY): Sex: M F SSN/Tax ID: Address: Same address as Contract Owner or fill out address below Street: City: State: ZIP: Email: Phone Number:

1. Parties to the Contract (continued)

1f. Beneficiaries Allocation to all Primary Beneficiaries must equal 100%. Contingent Beneficiaries must also equal 100%. Providing your Beneficiaries social security numbers (SSN) will help expedite Beneficiary claims and will ensure that Nationwide can properly identify your Beneficiaries.

If you elected Spousal Protection/Co-Annuitant (section 1d), both spouses will automatically be Primary Beneficiaries. Instead only provide your Contingent Beneficiaries. By designating your spouse as a Primary Beneficiary AND not completing Spousal Protection/Co-Annuitant (section 1d), Nationwide will automatically add the Spousal Protection feature. If you do not want the Spousal Protection feature, please check the box below.

☐ I do not wish to add the Spousal Protection feature to my Contract.

Primary Beneficiaries *Allocations must equal 100%.*

Legal Name (First, MI, Last): ______

Relationship to Annuitant: ______ Allocation: ______%

Birth Date (MM/DD/YYYY): ______ Sex: ☐ M ☐ F SSN/Tax ID: ______

Address: ☐ Same address as Contract Owner **or** fill out address below

Street: ______

City: ______ State: ______ ZIP: ______

Email: ______ Phone Number: ______

Legal Name (First, MI, Last): ______

Relationship to Annuitant: ______ Allocation: ______%

Birth Date (MM/DD/YYYY): ______ Sex: ☐ M ☐ F SSN/Tax ID: ______

Address: ☐ Same address as Contract Owner **or** fill out address below

Street: ______

City: ______ State: ______ ZIP: ______

Email: ______ Phone Number: ______

If more than two Beneficiaries, list additional names on the Additional Beneficiaries form (in Application Enrollment packet).

Contingent Beneficiaries *Allocations must equal 100%.*

Legal Name (First, MI, Last): ______

Relationship to Annuitant: ______ Allocation: ______%

Birth Date (MM/DD/YYYY): ______ Sex: ☐ M ☐ F SSN/Tax ID: ______

Address: ☐ Same address as Contract Owner **or** fill out address below

Street: ______

City: ______ State: ______ ZIP: ______

Email: ______ Phone Number: ______

Legal Name (First, MI, Last): ______

Relationship to Annuitant: ______ Allocation: ______%

Birth Date (MM/DD/YYYY): ______ Sex: ☐ M ☐ F SSN/Tax ID: ______

Address: ☐ Same address as Contract Owner **or** fill out address below

Street: ______

City: ______ State: ______ ZIP: ______

Email: ______ Phone Number: ______

If more than two Beneficiaries, list additional names on the Additional Beneficiaries form (in Application Enrollment packet).

ICC18-VAAA-0128AO Page 3 of 10 (COMPACT - STANDARD) (NARIA) (2/2019)

Contract Information 2a. Contract Type Must specify by checking a box. Non-Qualified Custodial Owned IRA Traditional IRA – Tax Year: CRT* (Charitable Remainder Trust) Not available in New Jersey. Roth IRA – Tax Year: Tax Year Roth IRA started: SIMPLE IRA SEP IRA The Contract Types below are not available with Living Benefits. Beneficially Owned Non-Qualified* Beneficially Owned/Inherited IRA* Beneficially Owned/Inherited Roth IRA* Original Contract Owner’s Date of Death (MM/DD/YYYY): 12/31 of Prior Year Contract Balance: $ *Additional forms required. Please see the Application Enrollment packet. 2b. Purchase Payment Approximate Amount: $ ($25,000 initial minimum.) Source of Funds: Payment Submitted Via: Enclosed Check 1035(a) Exchange* Transfer* Rollover* Wire (U.S. Financial Institutions only): Please call 866-667-0561 for wiring instructions. Wire Amount: $ Brokerage Account, Mutual Fund, CD, etc.* *Additional forms required. Please see the Application Enrollment packet. 2c. Transfer Authorization for Investment Adviser/Registered Representative By signing this application, you are authorizing and directing Nationwide to accept instructions from the investment adviser or registered representative signing this application to execute exchanges among the investment options available under your Contract and/or to allocate any future Purchase Payments on your behalf. This power is personal to the investment adviser or registered representative, but may be delegated by written notification to Nationwide and only to individuals employed or under control of the investment adviser or registered representative for administrative/processing purposes. This power is not available for use by any person or organization providing any type of market-timing advice or service. Nationwide may revoke the authority of the investment adviser or registered representative to act on your behalf at any time by written notification by you. Your signature and the investment adviser or registered representative signature at the end of this application represents agreement for yourselves, your heirs and the legal representatives of your estate(s) and your successors in interest or assigns to release and hold harmless Nationwide from any and all liability in reliance on instructions given under the authority described above. You and the investment adviser or registered representative also agree to jointly and severally indemnify Nationwide for and against any claim, liability or expense arising out of any action taken by Nationwide in reliance of such instructions. 3. Electronic Delivery I elect (choose only one): As Contract Owner, I elect to receive electronic versions of all documents pertaining to my Account (Email required in 1a). As Contract Owner, I elect to receive electronic versions of all documents pertaining to my Account, except for the following (choose all that apply): Financial Transactions Non-Financial Transactions Statements Original Policy Product Prospectuses/Supplements Investment Portfolios Prospectuses/Supplements As Contract Owner, I reject accessing information relating to my Account electronically.

4. Living Benefits (optional)

Election of Options within this section increases the charges on your Contract. Election of a Living Benefit with the Joint Option may also result in lower Lifetime Withdrawal Percentages. Once elected, a Living Benefit is irrevocable. Consult your prospectus.

4a. Living Benefit Option

I elect:

☐ **Retirement Income Developer℠**
If you would like the Joint Option complete **Section 4b.** *Complete Investment Options in* **Section 4d.**

4b. Joint Option Only available with a Living Benefit.

By electing the Joint Option, you are accepting additional charges and/or lower Lifetime Withdrawal Percentages. See your prospectus for additional information. You are also naming your spouse as a Joint Determining Life. This benefit will allow the income from your Living Benefit to continue to the Joint Determining Life after the death of the Determining Life. Please note that the Lifetime Income Percentage will be based on the age of the younger spouse. The Determining Life and Joint Determining Life will be named as sole Primary Beneficiaries. When the Contract Owner named in section 1a. is a natural owner, this feature requires that the Contract Owner and Annuitant be the same person. **Not available with CRT (Charitable Remainder Trust) Contracts.**
Joint Determining Life must be 85 or younger for Retirement Income Developer℠.

☐ **Joint Option** ☐ **Same as Co-Annuitant**

Name (First, MI, Last): ______________________________

Birth Date (MM/DD/YYYY): ______________ Sex: ☐ M ☐ F SSN/Tax ID: ______________

Email: ______________________________ Phone Number: ______________________________

4c. Living Benefits: When do you anticipate beginning Lifetime Income Withdrawals?

☐ Immediately *(Additional forms required. Please see the Application Enrollment packet.)*

☐ In ______ years *(Additional forms required when you begin taking withdrawals.)*

☐ Not Sure

NOTE: If you want to begin immediate income, you must complete the Lifetime Income Administrative form in the Application Enrollment packet.

ICC18-VAAA-0128AO Page 5 of 10 (COMPACT - STANDARD) (NARIA) (2/2019)

4. Living Benefits (continued)

4d. Retirement Income Developer℠ Investment Options
Select one or more funds from Box A <u>OR</u> a model from Box B.

A *Whole percentages only. Must add up to 100%.*

%	NVIT Cardinal℠ Conservative Fund
%	NVIT Cardinal℠ Moderately Conservative Fund
%	NVIT Cardinal℠ Balanced Fund
%	NVIT Cardinal℠ Moderate Fund
%	NVIT Cardinal℠ Capital Appreciation Fund
%	NVIT Cardinal℠ Managed Growth & Income Fund
%	NVIT Cardinal℠ Managed Growth Fund
%	NVIT DFA Moderate Fund
%	NVIT Investor Dest. Balanced Fund
%	NVIT Investor Dest. Capital Appreciation Fund
%	NVIT Investor Dest. Conservative Fund
%	NVIT Investor Dest. Moderately Conservative Fund
%	NVIT Investor Dest. Moderate Fund
%	NVIT Investor Dest. Managed Growth & Income Fund
%	NVIT Investor Dest. Managed Growth Fund
%	NVIT Managed American Funds Asset Allocation Fund
= 100%	

B

☐ **Nationwide Custom Choice**

Nationwide Custom Choice gives access to the entire fund lineup and is an asset allocation framework that can be used to build a fully customized portfolio of investments, subject to certain allocation limitations and quarterly rebalancing. Submission of a Custom Choice Administrative form, which is located in the Application Enrollment packet, is required.

5. Death Benefits

Election of the Return of Premium Death Benefit Option within this section increases the charges on your Contract. Consult your prospectus.

If a Death Benefit Option is not elected, the default will be the Standard Death Benefit.

I elect *(choose only **one**):*

☐ Standard Death Benefit *(Contract Value)*
☐ Return of Premium Death Benefit

ICC18-VAAA-0128AO Page 6 of 10 (COMPACT - STANDARD) (NARIA) (2/2019)

6. Purchase Payment Allocation and Disclosures

Do not complete this section if you have elected a Living Benefit in Section 4.

*Funds designated by an * may include additional restrictions and/or charges. Please review the product prospectus and underlying fund prospectus carefully. The underlying investment options listed below are only available in variable annuity insurance products issued by life insurance companies or, in some cases, through participation in certain qualified pension or retirement plans. They are NOT offered to the general public directly. Consult your prospectus for reference to Share Class.*

Must add up to 100%.

AllianceBernstein Variable Products Series Funds
- % AB VPS International Value Portfolio
- % AB VPS Small/Mid Cap Value Portfolio

Alger
- % Alger Capital Appreciation Portfolio

ALPS Variable Investment Trust
- % ALPS/Alerian Energy Infrastructure Portfolio
- % ALPS/Red Rocks Listed Private Equity Portfolio

American Century Variable Portfolios
- % American Century VP Inflation Protection Fund

American Funds Insurance Series
- % Asset Allocation Fund
- % Blue Chip Income and Growth Fund
- % Bond Fund
- % Global Growth Fund
- % Growth Fund
- % Growth-Income Fund
- % High Income
- % International Fund
- % New World Fund

BlackRock Variable Series Funds
- % BlackRock High Yield VI Fund
- % BlackRock Total Return VI Fund

Columbia Funds Variable Series Trust
- % CTIVP AQR Managed Futures Strategy Fund
- % Columbia VP High Yield Bond Fund

Delaware Variable Insurance Product Trust
- % Delaware VIPT Small Cap Value

Dimensional Fund Advisors
- % DFA Equity Allocation Fund*
- % DFA Global Bond Fund*
- % DFA Global Moderate Allocation Fund*
- % DFA International Small Portfolio*
- % DFA International Value Portfolio*
- % DFA Short-Term Fixed Portfolio*
- % DFA U.S. Large Value Fund*
- % DFA U.S. Targeted Value Fund*

Eaton Vance Variable Trust
- % Eaton Vance VT Floating-Rate Income Fund

Fidelity® Variable Insurance Product Funds
- % Fidelity® VIP Balanced Portfolio
- % Fidelity® VIP Contrafund Portfolio
- % Fidelity® VIP Growth & Income Portfolio
- % Fidelity® VIP Investment Grade Bond Portfolio
- % Fidelity® VIP Strategic Income Portfolio

Franklin Templeton Variable Insurance Products Trust
- % Templeton Global Bond VIP Fund

Goldman Sachs Variable Insurance Trust
- % Goldman Sachs VIT Multi-Strategy Alternatives Portfolio
- % Goldman Sachs VIT Small Cap Equity Insights Fund

Guggenheim Variable Funds
- % Guggenhiem Floating Rate Strategies
- % Guggenheim High Yield
- % Guggenheim Total Return Bond Fund
- % Rydex Consumer Products
- % Rydex Financial Services
- % Rydex Telecommunications

Invesco
- % Invesco Global Real Estate

Ivy Variable Insurance Portfolios
- % Ivy VIP Energy
- % Ivy VIP Mid Cap Growth

Janus Henderson Variable Insurance Trust
- % Janus Henderson VIT Balanced Portfolio
- % Janus Henderson VIT Enterprise Portfolio
- % Janus Henderson VIT Flexible Bond Portfolio
- % Janus Henderson VIT Global Technology Portfolio

John Hancock Variable Insurance Trust
- % John Hancock Emerging Markets Value*

Lazard Retirement Series
- % Lazard Retirement Emerging Markets Equity Portfolio

Legg Mason
- % ClearBridge Variable Large Cap Growth Fund
- % ClearBridge Variable Small Cap Growth Fund

Lord Abbett Series Funds
- % Lord Abbett Series Bond Debenture
- % Lord Abbett Series Total Return Portfolio

Mainstay VP Funds Trust
- % MainStay VP MacKay Convertible Portfolio

Merger Fund VL
- % Merger Fund VL

MFS® Variable Insurance Trust
- % MFS® VIT Growth Series
- % MFS® VIT Utilities Series
- % MFS® VIT Value Series

Morgan Stanley Investment Management
- % Morgan Stanley VIF Emerging Markets Debt Portfolio
- % Morgan Stanley VIF Global Infrastructure Portfolio

Nationwide Variable Insurance Trust (NVIT)
- % American Century NVIT Multi Cap Value Fund
- % Amundi NVIT Multi Sector Bond Fund
- % BlackRock NVIT Equity Dividend Fund
- % BlackRock NVIT Managed Global Allocation Fund
- % DoubleLine NVIT Total Return Tactical Fund*
- % Federated NVIT High Income Bond Fund
- % Neuberger Berman NVIT Multi Cap Opportunities Fund
- % Neuberger Berman NVIT Socially Responsible Fund
- % NVIT Bond Index Fund*
- % NVIT Cardinal℠ Aggressive Fund
- % NVIT Cardinal℠ Balanced Fund
- % NVIT Cardinal℠ Capital Appreciation Fund
- % NVIT Cardinal℠ Conservative Fund
- % NVIT Cardinal℠ Managed Growth & Income Fund
- % NVIT Cardinal℠ Managed Growth Fund
- % NVIT Cardinal℠ Moderate Fund
- % NVIT Cardinal℠ Moderately Aggressive Fund
- % NVIT Cardinal℠ Moderately Conservative Fund
- % NVIT DFA Capital Appreciation Fund
- % NVIT DFA Moderate Fund
- % NVIT Government Bond Fund
- % NVIT Government Money Market
- % NVIT International Equity Fund
- % NVIT International Index Fund*
- % NVIT Investor Dest. Aggressive Fund
- % NVIT Investor Dest. Balanced Fund
- % NVIT Investor Dest. Capital Appreciation Fund
- % NVIT Investor Dest. Conservative Fund
- % NVIT Investor Dest. Managed Growth & Income Fund
- % NVIT Investor Dest. Managed Growth Fund
- % NVIT Investor Dest. Moderate Fund
- % NVIT Investor Dest. Moderately Aggressive Fund
- % NVIT Investor Dest. Moderately Conservative Fund

ICC18-VAAA-0128AO Page 7 of 10 (COMPACT - STANDARD) (NARIA) (2/2019)

6. Purchase Payment Allocation and Disclosures (continued)

Do not complete this section if you have elected a Living Benefit in Section 4.

*Funds designated by an * may include additional restrictions and/or charges. Please review the product prospectus and underlying fund prospectus carefully. The underlying investment options listed below are only available in variable annuity insurance products issued by life insurance companies or, in some cases, through participation in certain qualified pension or retirement plans. They are NOT offered to the general public directly. Consult your prospectus for reference to Share Class.*

Must add up to 100%.

Nationwide Variable Insurance Trust (NVIT)
% NVIT iShares Fixed Income ETF
% NVIT iShares Global Equity ETF
% NVIT Managed American Funds Asset Allocation Fund
% NVIT Managed American Funds Growth-Income Fund
% NVIT Mid Cap Index Fund*
% NVIT Multi-Manager Mid Cap Growth Fund
% NVIT Multi-Manager Mid Cap Value Fund
% NVIT Multi-Manager Small Cap Growth Fund
% NVIT Multi-Manager Small Cap Value Fund
% NVIT Multi-Manager Small Company Fund
% NVIT Nationwide Fund
% NVIT Real Estate Fund
% NVIT S&P 500 Index Fund*
% NVIT Small Cap Index Fund*
Northern Lights Variable Trust
% Probabilities Fund
Oppenheimer Variable Account Funds
% Oppenheimer Global Fund/VA
% Oppenheimer International Growth Fund/VA
% Oppenheimer Main Street Fund®/VA
PIMCO Variable Insurance Trust
% PIMCO VIT All Asset Portfolio
% PIMCO VIT CommodityRealReturn® Strategy Portfolio
% PIMCO VIT Dynamic Bond Portfolio
% PIMCO VIT Emerging Markets Bond Portfolio
% PIMCO VIT High Yield Portfolio
% PIMCO VIT Income Portfolio
% PIMCO VIT International Bond Portfolio (U.S. Dollar-Hedged)
% PIMCO VIT International Bond Portfolio (Unhedged)
% PIMCO VIT Long-Term U.S. Government Portfolio
% PIMCO VIT Low Duration Portfolio
% PIMCO VIT Real Return Portfolio
% PIMCO VIT Short-Term Portfolio
% PIMCO VIT Total Return Portfolio

Putnam Variable Trust
% Putnam VT Diversified Income Fund
% Putnam VT Income Fund
T. Rowe Price Equity Series
% T. Rowe Price Blue Chip Growth Portfolio
% T. Rowe Price Health Sciences Portfolio
Two Roads Shared Trust
% Redwood Managed Volatility Portfolio
VanEck VIP Trust
% VanEck VIPT Emerging Markets Fund
% VanEck VIPT Global Gold Fund
% VanEck VIPT Global Hard Assets Fund
Wells Fargo Variable Trust
% Wells Fargo VT Discovery Fund

ICC18-VAAA-0128AO Page 8 of 10 (COMPACT - STANDARD) (NARIA) (2/2019)

Fraud Warning Interstate Insurance Product Regulation Commission Fraud Language: Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law. 8. Contract Owner Signatures and Authorizations 8a. Replacement Information Yes No Do you have existing life insurance or annuity contracts? Yes No insurance Will the applied or annuity for Contract contracts? replace, discontinue or change any existing life If you answered “yes” to EITHER question above, your state may require NAIC or state specific ! replacement forms. Please look in the Application Enrollment packet to see if your state requires additional NAIC or state specific replacement forms. 8b. Acknowledgements, Disclosure and Signatures I acknowledge that I have received and understand the current prospectus for this variable annuity Contract, and that by signing this application I understand and acknowledge the following: Annuity payments, Death Benefits, Surrender Values, and other Contract Values provided by this Contract, when based on the investment experience of a separate account, may increase or decrease and are not guaranteed as to fixed-dollar amount, unless otherwise specified. • Total cumulative Purchase Payments under the Contract and any other annuity contract issued by Nationwide with the same Contract Owner or Annuitant may not exceed $1,000,000 without permission from Nationwide. When Retirement Income DeveloperSM is elected Nationwide reserves the right to limit any subsequent Purchase Payments for all Contracts issued by Nationwide with the same Contract Owner, Joint Owner, Annuitant, Co-Annuitant, Determining Life and/or Joint Determining Life. Any amount refused will be returned to the Contract Owner. • That I do not represent a corporate entity or institutional investor. • I understand the purpose of the Contract for which I am applying is to provide long-term benefits to the Contract Owner and/or Annuitant and that, if I plan to change the Contract Owner or assign benefits under the Contract, the Contract will not meet this objective. • That a change of Contract Owner or assignment of the Contract may result in the termination or reduction of the Death Benefit under the Contract, any elected Death Benefit option, and/or Living Benefit. • I understand the purpose of the Contract for which I am applying is to provide long-term benefits to the Contract Owner and/or Annuitant and that, if the Annuitant I am naming has been diagnosed with or had any indication of an illness expected to result in death within 12 months, the Contract will not meet this objective. When you sign this application, you are agreeing to the elections you have made and acknowledging your understanding of the terms and conditions described in this application. If you have any questions, ask your investment adviser or registered representative BEFORE you sign this application. Contract Owner Signature: Joint Contract Owner Signature (if any): State In Which Application Was Signed: Date:

Primary Registered Representative Information 9a. Primary Registered Representative Replacement Information Yes No Are you aware of any existing annuities or insurance owned by the applicant? Yes No insurance Will the applied or annuity for Contract contracts? replace, discontinue or change any existing life 9b. Primary Registered Representative Information (Please print) Name (First, MI, Last): Office Street Address: City: State: ZIP: Phone Number: Percentage: % Email: Firm Name: SSN: (Not required if registered representative and firm name are printed clearly above.) When the Registered Representative signs this application, he/she is agreeing to all the terms and conditions applicable to him/her as the Registered Representative. Signature: Date: Principal’s Signature: Date: (If required) 10. Additional Registered Representative Information 10a. Additional Registered Representative Replacement Information Yes No Are you aware of any existing annuities or insurance owned by the applicant? Yes No insurance Will the applied or annuity for Contract contracts? replace, discontinue or change any existing life 10b. Additional Registered Representative Information (Please print) Name (First, MI, Last): Office Street Address: City: State: ZIP: Phone Number: Percentage: % Email: Firm Name: SSN: (Not required if registered representative and firm name are printed clearly above.) When the Registered Representative signs this application, he/she is agreeing to all the terms and conditions applicable to him/her as the Registered Representative. Signature: Date: For Home Office Use The Nationwide Advisory Retirement Income Annuity is issued by Nationwide Life Insurance Company, Columbus Ohio. Nationwide and the Nationwide N and Eagle are service marks of Nationwide Mutual Insurance Company. ©2018 Nationwide